Exhibit 4.7
SECOND SUPPLEMENTAL INDENTURE
     THIS SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) is dated as of March 26, 2007, and is by and among TRW Automotive Inc., a Delaware corporation (the “Issuer”), the direct and indirect subsidiaries of the Issuer listed on the signature pages hereof (collectively, the “Subsidiary Guarantors”) and The Bank of New York, as trustee (the “Trustee”).
RECITALS
     WHEREAS, the Issuer and the Trustee previously entered into that Dollar Senior Notes Indenture dated as of February 18, 2003 (as amended and supplemented and in effect, the “Indenture”), providing for the issuance of the Issuer’s 9 3/8% Senior Notes due 2013 (the “Notes”);
     WHEREAS, the Subsidiary Guarantors have previously entered into that First Supplemental Indenture dated as of February 28, 2003, providing for the guarantees of the Notes;
     WHEREAS, there are now outstanding under the Indenture Notes in an aggregate principal amount of $825,377,000;
     WHEREAS, the Issuer and each Subsidiary Guarantor propose to amend the Indenture (the “Proposed Amendments”), as set forth in Article I of this Supplemental Indenture;
     WHEREAS, Section 9.02 of the Indenture provides that the Issuer, the Subsidiary Guarantors and the Trustee may, with the consent of the Holders (as defined in the Indenture) of not less than a majority in the amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes), amend or supplement the Indenture, subject to certain limitations set forth in the Indenture;
     WHEREAS, the Issuer has solicited the consents of the Holders of the Notes pursuant to the Offer to Purchase and Consent Solicitation Statement dated March 12, 2007, as amended, supplemented or modified (the “Statement”) to the Proposed Amendments to the Indenture upon the terms and conditions set forth therein;
     WHEREAS, the Issuer has received and delivered or caused to be delivered to the satisfaction of the Trustee the consents of the Holders of at least a majority in aggregate principal amount of the outstanding Notes to the Proposed Amendments pursuant to the Statement;
     WHEREAS, the Issuer is in receipt of such consents of the Holders of at least a majority in aggregate principal amount of the outstanding Notes to the Proposed Amendments;
     WHEREAS, the Issuer and each Subsidiary Guarantor has been authorized by resolution of its respective board of directors to enter into this Supplemental Indenture;
     WHEREAS, all other acts and proceedings required by law, by the Indenture and by the articles of incorporation and by-laws or similar organizational documents of the Issuer and the Subsidiary Guarantors to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;
     WHEREAS, pursuant to Section 9.02 and Section 9.06 of the Indenture, the Trustee is authorized to execute this Supplemental Indenture; and
     WHEREAS, the Proposed Amendments contained herein will become operative (the “Operative Date”) upon the acceptance for payment of all Notes that are validly tendered and not withdrawn on or prior to the Consent Date contemplated by the Statement.

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Notes, the Issuer, the Subsidiary Guarantors and the Trustee hereby agree as follows:
ARTICLE I
AMENDMENTS TO THE INDENTURE
     Section 1.01. Amendments to the Indenture. Effective as of the Operative Date, this Supplemental Indenture amends the Indenture as provided for herein. The Issuer and the Subsidiary Guarantors acknowledge and agree that no amendment or waiver of the provisions described in Section 9.02 of the Indenture requiring the consent of each affected Holder has been made hereby.
     Section 1.02. Amendments to Section 4.02. Section 4.02 of the Indenture is hereby amended and restated in its entirety to read as follows:
     Section 4.02. [Intentionally Omitted.]
     Section 1.03. Amendments to Section 4.03. Section 4.03 of the Indenture is hereby amended and restated in its entirety to read as follows:
     Section 4.03. [Intentionally Omitted.]
     Section 1.04. Amendments to Section 4.04. Section 4.04 of the Indenture is hereby amended and restated in its entirety to read as follows:
     Section 4.04. [Intentionally Omitted.]
     Section 1.05. Amendments to Section 4.05. Section 4.05 of the Indenture is hereby amended and restated in its entirety to read as follows:
     Section 4.05. [Intentionally Omitted.]
     Section 1.06. Amendments to Section 4.06. Section 4.06 of the Indenture is hereby amended and restated in its entirety to read as follows:
     Section 4.06. [Intentionally Omitted.]
     Section 1.07. Amendments to Section 4.07. Section 4.07 of the Indenture is hereby amended and restated in its entirety to read as follows:
     Section 4.07. [Intentionally Omitted.]
     Section 1.08. Amendments to Section 4.08. Section 4.08 of the Indenture is hereby amended and restated in its entirety to read as follows:
     Section 4.08. [Intentionally Omitted.]
     Section 1.09. Amendments to Section 4.10. Section 4.10 of the Indenture is hereby amended and restated in its entirety to read as follows:
     Section 4.10. [Intentionally Omitted.]

     Section 1.10. Amendments to Section 4.11. Section 4.11 of the Indenture is hereby amended and restated in its entirety to read as follows:
     Section 4.11. [Intentionally Omitted.]
     Section 1.11. Amendments to Section 4.12. Section 4.12 of the Indenture is hereby amended and restated in its entirety to read as follows:
     Section 4.12. [Intentionally Omitted.]
     Section 1.12. Amendments to Section 4.13. Section 4.13 of the Indenture is hereby amended and restated in its entirety to read as follows:
     Section 4.13. [Intentionally Omitted.]
     Section 1.13. Amendments to Section 5.01. Section 5.01 of the Indenture is hereby amended and restated in its entirety to read as follows:
     Section 5.01. [Intentionally Omitted.]
     Section 1.14. Amendments to Section 6.01. Section 6.01 of the Indenture is hereby amended and restated in its entirety to read as follows:
     SECTION 6.01. Events of Default. An “Event of Default” occurs if:
(a) the Company defaults in any payment of interest on any Security when the same becomes due and payable or in any payment of additional interest, and such default continues for a period of 30 days;
(b) the Company defaults in the payment of principal or premium, if any, of any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise;
(c) [Intentionally Omitted];
(d) [Intentionally Omitted];
(e) [Intentionally Omitted];
(f) [Intentionally Omitted];
(g) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:
(i) commences a voluntary case;
(ii) consents to the entry of an order for relief against it in an involuntary case;
(iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or
(iv) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency;

(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(i) is for relief against the Company or any Significant Subsidiary in an involuntary case;
(ii) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or
(iii) orders the winding up or liquidation of the Company or any Significant Subsidiary;
or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;
(i) [Intentionally Omitted]; or
(j) [Intentionally Omitted.]
     Section 1.15. Amendments to Article 8. Article 8 of the Indenture is hereby amended and restated in its entirety to read as follows:
Section 8.01. Defeasance. The Company at any time may terminate all of its obligations under the Securities and this Indenture (“legal defeasance”) by depositing with the Trustee funds in an amount sufficient or Government Securities, the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of and interest on the outstanding Securities when due at maturity or upon redemption, including interest thereon to maturity or such redemption date (other than Securities replaced or paid pursuant to Section 2.08), and all other sums payable hereunder by the Company. In the event that the Company terminates all of its obligations under the Securities and this Indenture by exercising legal defeasance, the obligations of each Guarantor under its guarantee shall be terminated simultaneously with the termination of such obligations. If the Company exercises legal defeasance, payment of the Securities may not be accelerated because of an Event of Default.
Section 8.02. Conditions to Defeasance. The Company may exercise legal defeasance only if (i) the Company deposits in trust with the Trustee money in an amount sufficient or Government Securities, the principal of and the interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of and interest on the Securities when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date, and all other sums payable hereunder by the Company and (ii) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, subject to customary assumptions and exceptions, each stating that all conditions precedent to the defeasance and discharge of the Securities have been complied with.
Section 8.03. [Intentionally Omitted].
Section 8.04. [Intentionally Omitted].
Section 8.05. [Intentionally Omitted].
Section 8.06. [Intentionally Omitted].
     Section 1.16. General Conforming Amendment. The Proposed Amendments will eliminate any references in each Indenture to any deleted Section or Subsections and any defined terms in the Indentures that are used solely in those deleted Sections or Subsections.

ARTICLE II
MISCELLANEOUS PROVISIONS
     Section 2.01 Instruments To Be Read Together. This Supplemental Indenture is executed as and shall constitute an indenture supplemental to and in implementation of the Indenture, and said Indenture and this Supplemental Indenture shall henceforth be read together.
     Section 2.02 Confirmation. The Indenture as amended and supplemented by this Supplemental Indenture is in all respects confirmed and preserved.
     Section 2.03 Terms Defined. Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.
     Section 2.04 Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision that is required to be included in this Supplemental Indenture or the Indenture by the Trust Indenture Act of 1939, as amended, as in force at the date that this Supplemental Indenture is executed, the provisions required by said Act shall control.
     Section 2.05 Headings. The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.
     Section 2.06 Governing Law. The internal law of the State of New York shall govern this Supplemental Indenture.
     Section 2.07 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
     Section 2.08 Effectiveness; Termination. The provisions of this Supplemental Indenture will take effect immediately upon its execution by the Trustee in accordance with the provisions of Sections 9.02 and 9.06 of the Indenture; provided, that the amendments to the Indenture set forth in Article I of this Supplemental Indenture shall become operative as specified in Section 1.01 hereof. The Issuer may terminate this Supplemental Indenture upon written notice to the Trustee if the Issuer terminates its offer to purchase the Notes upon the terms and subject to the provisions set forth in the Statement.
     Section 2.09 Responsibility of Trustee. The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.
     Section 2.10 Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first written above.

BANK OF NEW YORK, as Trustee

By:	/s/ Lena Aminova

Name:	Lena Aminova

Title:	Assistant Treasurer

TRW AUTOMOTIVE INC., as Issuer

By:	/s/ Joseph S. Cantie

Name:	Joseph S. Cantie

Title:	Executive Vice President and Chief Financial Officer

KELSEY-HAYES COMPANY, as Guarantor

By:	/s/ Joseph S. Cantie

Name:	Joseph S. Cantie

Title:	Vice President and Treasurer

KELSEY-HAYES HOLDINGS INC., as Guarantor

By:	/s/ Joseph S. Cantie

Name:	Joseph S. Cantie
Title:	Vice President and Treasurer

KH HOLDINGS, INC. as Guarantor

By:	/s/ Joseph S. Cantie

Name:	Joseph S. Cantie
Title:	Vice President and Treasurer

LAKE CENTER INDUSTRIES TRANSPORTATION, INC., as Guarantor

By:	/s/ Joseph S. Cantie

Name:	Joseph S. Cantie
Title:	Secretary

LUCAS AUTOMOTIVE INC., as Guarantor

By:	/s/ Joseph S. Cantie

Name:	Joseph S. Cantie
Title:	Treasurer

LUCASVARITY AUTOMOTIVE HOLDING COMPANY, as Guarantor

By:	/s/ Joseph S. Cantie

Name:	Joseph S. Cantie
Title:	Vice President and Chief Financial Officer

TRW AUTO HOLDINGS INC., as Guarantor

By:	/s/ Joseph S. Cantie

Name:	Joseph S. Cantie
Title:	Vice President and Chief Financial Officer

TRW AUTOMOTIVE (LV) CORP., as Guarantor

By:	/s/ Joseph S. Cantie

Name:	Joseph S. Cantie
Title:	Treasurer

TRW AUTOMOTIVE HOLDING COMPANY, as Guarantor

By:	/s/ Joseph S. Cantie

Name:	Joseph S. Cantie
Title:	Treasurer

TRW AUTOMOTIVE J.V. LLC, as Guarantor

By:	/s/ Joseph S. Cantie

Name:	Joseph S. Cantie
Title:	Vice President and Chief Financial Officer

TRW AUTOMOTIVE SAFETY SYSTEMS ARKANSAS INC., as Guarantor

By:	/s/ Joseph S. Cantie

Name:	Joseph S. Cantie
Title:	Vice President and Treasurer

TRW AUTOMOTIVE U.S. LLC, as Guarantor

By:	/s/ Joseph S. Cantie

Name:	Joseph S. Cantie
Title:	Vice President and Chief Financial Officer

TRW EAST INC., as Guarantor

By:	/s/ Joseph S. Cantie

Name:	Joseph S. Cantie
Title:	Vice President and Treasurer

TRW ODYSSEY INC., as Guarantor

By:	/s/ Joseph S. Cantie

Name:	Joseph S. Cantie
Title:	Vice President and Treasurer

TRW OCCUPANT RESTRAINTS SOUTH AFRICA INC., as Guarantor

By:	/s/ Joseph S. Cantie

Name:	Joseph S. Cantie
Title:	Vice President and Treasurer

TRW OVERSEAS INC., as Guarantor

By:	/s/ Joseph S. Cantie

Name:	Joseph S. Cantie
Title:	Treasurer

TRW POWDER METAL INC., as Guarantor

By:	/s/ Joseph S. Cantie

Name:	Joseph S. Cantie
Title:	Treasurer

TRW SAFETY SYSTEMS INC., as Guarantor

By:	/s/ Joseph S. Cantie

Name:	Joseph S. Cantie
Title:	Vice President and Treasurer

TRW TECHNAR INC., as Guarantor

By:	/s/ Joseph S. Cantie

Name:	Joseph S. Cantie
Title:	Vice President and Treasurer

TRW VEHICLE SAFETY SYSTEMS INC., as Guarantor

By:	/s/ Joseph S. Cantie

Name:	Joseph S. Cantie
Title:	Vice President and Chief Financial Officer

VARITY EXECUTIVE PAYROLL, INC., as Guarantor

By:	/s/ Joseph S. Cantie

Name:	Joseph S. Cantie
Title:	Treasurer

WORLDWIDE DISTRIBUTION CENTERS, INC., as Guarantor

By:	/s/ Joseph S. Cantie

Name:	Joseph S. Cantie
Title:	Assistant Secretary and Vice President

TRW AUTOMOTIVE FINANCE (LUXEMBOURG) S.A.R.L., as Guarantor

By:	/s/ Graham Plumley

Name:	Graham Plumley
Title:	Director